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                                                                      EXHIBIT 23

                        Consent of Independent Auditors



We consent to the incorporation by reference in this Annual Report (Form 10-K) of The Liberty Corporation of our report dated February 24, 1994, included in the 1993 Annual Report to Shareholders of The Liberty Corporation.

Our audits also included the financial statement schedules of The Liberty Corporation listed in Item 14(a). These schedules are the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedules referred to above, when considered in relation to the basic financial statements taken as a whole, present fairly in all material respects the information set forth therein.

We also consent to the incorporation by reference in Post-Effective Amendment No. 5 to the Registration Statement (Form S-8 No. 2-53890) pertaining to the Company's Stock Option Plan, in the Registration Statement (Form S-8 No. 33-34314) pertaining to the 1983 Performance Incentive Compensation Program, in the Registration Statement (Form S-8 No. 33-34816) pertaining to The Liberty Corporation and Adopting Related Employers' 401(k) Thrift Plan, and in the Registration Statements (Form S-8 No. 33-34814, Form S-8 No. 33-34815, and Form S-8 No. 33-34817) all pertaining to The Liberty Corporation and subsidiaries Profit Sharing and Trust Plans of our report dated February 24, 1994 with respect to the consolidated financial statements and schedules of The Liberty Corporation included and incorporated by reference in the annual report on Form 10-K and our report dated March 11, 1994 with respect to the financial statements and schedules included in the annual report on Form 11-K of The Liberty Corporation and Adopting Related Employers' 401(k) Thrift Plan for the year ended December 31, 1993.

                                                    /s/ Ernst & Young


Greenville, South Carolina
March 23, 1994










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